     As filed with the Securities and Exchange Commission on June 10, 1994

                                           Registration No. 33-_________________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ---------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                                    38-1872178
         (State or other jurisdiction of                                      (I.R.S. Employer
          incorporation or organization)                                    Identification No.)

         1900 WEST LOOP SOUTH, SUITE 1500                                          77027
                  HOUSTON, TEXAS                                                 (Zip Code)
     (Address of Principal Executive Offices)

                               NICHOLS-HOMESHIELD
               401(K) SAVINGS PLAN FOR DAVENPORT HOURLY EMPLOYEES
                            (Full title of the plan)

                                 WAYNE M. ROSE
                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                             HOUSTON, TEXAS  77027
                    (Name and address of agent for service)

                                 (713) 961-4600
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                             HARVA R. DOCKERY, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS  77010-3095



                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                               Proposed
                                                               maximum        Proposed maximum    Amount of
                                            Amount to be    offering price       aggregate       registration
   Title of securities to be registered      registered       per share        offering price        fee
- -------------------------------------------------------------------------------------------------------------
 Common Stock, $.50 par value  . . . . .     100,000(1)       $20.125(2)         $2,012,500          $694

 Rights to purchase Series A Junior
 Participating Preferred Stock . . . . .     100,000(1)
=============================================================================================================

(1)      Estimated number of shares that could be purchased with the participant contributions registered hereunder, based upon the price of the Common Stock set forth herein.
(2) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock on the New York Stock Exchange Composite Tape on June 7, 1994.
                               ******************
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) savings plan described herein.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          Incorporation of Documents by Reference.

                 Quanex Corporation (the "Company" or "Registrant") and the Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees (the "Plan") incorporate by reference in this Registration Statement the following documents:

                          (a) The Registrant's annual report on Form 10-K for the year ended October 31, 1993, and the Plan's latest annual report.

                          (b) The Registrant's quarterly reports on Form 10-Q for the quarters ended January 31, 1994, and April 30, 1994.

                          (c) All other reports filed by the Registrant and the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1993.

                          (d) The description of the Registrant's common stock, $.50 par value (the "Common Stock"), which is contained in the Prospectus dated January 12, 1981, included in the Registrant's Registration Statement (Registration No. 2-70313) and filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

                          (e) The description of the rights to purchase Series A Junior Participating Preferred Stock (the "Rights") is set forth in the Amended and Restated Certificate of Designation, Preferences and Rights, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989.

                 All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.          Description of Securities.

                 Not applicable.

ITEM 5.          Interests of Named Experts and Counsel.

                 Not applicable.

ITEM 6.          Indemnification of Directors and Officers.

                 Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                 The Registrant's Restated Certificate of Incorporation, as amended, eliminates the personal monetary liability of a director to the Registrant and its stockholders for breach of his fiduciary duty of care as a director to the extent currently allowed under the Delaware General Corporation Law. Article XVII of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) based on the payment of an improper dividend or an improper repurchase of the Registrant's stock under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                 The Bylaws of the Registrant provide that, under certain circumstances, the Registrant is required to indemnify any person who was, is, or is threatened to be made a party in any action, suit or proceeding because such person is or was a director or officer of the Registrant. The Registrant's Bylaws were amended in February 1987 to provide for indemnification by the Registrant of its officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware. This right to indemnification under the Registrant's Bylaws is a contract right, and requires the Registrant to provide for the payment of expenses in advance of the final disposition of any suit or proceeding brought against the director or officer of the Registrant in his official capacity as such, provided that such director or officer delivers to the Registrant an undertaking to repay any amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. The Registrant also maintains a directors' and officers' liability insurance policy.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.          Exemption from Registration Claimed.

                 Not applicable.

ITEM 8.          Exhibits.

                 4.1 Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1987, and incorporated herein by reference.

                 4.2 Amended and Restated Bylaws of the Registrant, as amended through October 21, 1992, filed as Exhibit
                          3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992, and incorporated herein by reference.

                 4.3 Form of Registrant's Common Stock certificate, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

                 4.4 Amended and Restated Rights Agreement between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

                 4.5 Amended and Restated Certificate of Designation, Preferences and Rights of the Registrant's Series A Junior Participating Preferred Stock, filed as
                          Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

                 4.6 Certificate of Designations of the Registrant's 6.88% Cumulative Convertible Exchangeable Preferred Stock, liquidation preference $250 per share, filed as
                          Exhibit 19.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

                 4.7 Form of Indenture relating to the Registrant's 6.88% Cumulative Subordinated Debentures due 2007 between the Registrant and Chemical Bank, as Trustee, filed as Exhibit 19.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

                 4.8 Form of Certificate of 6.88% Cumulative Convertible Exchangeable Preferred Stock, liquidation preference $250 per share, filed as Exhibit 19.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

                 4.9 Deposit Agreement, relating to Depositary Convertible Exchangeable Preferred Shares between the Registrant and Chemical Bank, filed as Exhibit 19.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

                 4.10 Form of Depositary Receipt for Depositary Convertible Exchangeable Preferred Shares, filed as Exhibit 19.6 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

                 4.11 Note Agreement dated July 25, 1990, among the Registrant and the Purchasers listed therein, regarding the sale of $125,000,000 of the Registrant's 10.77% Senior Notes due August 23, 2000, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1990, and incorporated herein by reference.

                 4.12 Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990, among the Registrant and the Banks listed therein relating to a $40,000,000 revolving credit, filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 1991, and incorporated herein by reference.

                 4.13 Second Amendment to the Revolving Credit and Letter of Credit Agreement dated as of April 15, 1992, filed as Exhibit 4.13 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-47282), and incorporated herein by reference.

                 4.14 Third and Fourth Amendments to the Revolving Credit and Letter of Credit Agreement dated as of February 12, 1993 and April 1, 1993, respectively, filed as
                          Exhibit 19 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1993, and incorporated herein by reference.

                 4.15 Form of Trust Agreement between the Registrant and Fidelity Management Trust Company, amended as of January 1, 1993, July 15, 1993, February 1, 1994,
                          April 1, 1994, and July 1, 1994.

                 4.16 Form of Nichols-Homeshield 401(k) Savings Plan for Davenport Hourly Employees, as amended.

                 5.1 Copy of Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

                 23.1     Consent of Deloitte & Touche.

                 25.1     Power of attorney (contained on page 7 hereof).

        The Registrant hereby undertakes to submit any and all amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.


ITEM 9.          Undertakings.

                 A.       The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)      To include any prospectus required
                          by Section 10(a)(3) of the Securities Act;

                                  (ii)     To reflect in the prospectus any
                          facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                          Provided, however, that paragraphs (i) and (ii) do
                 not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 B. The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Snyder and Wayne M. Rose, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of May, 1994.

                                           QUANEX CORPORATION



                                           By    /s/ Robert C. Snyder
                                              ---------------------------------
                                                     Robert C. Snyder
                                           President and Chief Executive Officer

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                   Title                           Date
            ---------                                   -----                           ----
                                         President, Chief Executive
       /s/ Robert C. Snyder              Officer and Director                       May 31, 1994
 -------------------------------         (Principal Executive Officer)
         Robert C. Snyder


                                         Vice President and
        /s/ Wayne M. Rose                Chief Financial Officer                    May 31, 1994
 -------------------------------         (Principal Financial Officer)
          Wayne M. Rose

                                         Controller (Principal
       /s/ Viren M. Parikh               Accounting Officer)                        May 31, 1994
 -------------------------------
         Viren M. Parikh



       /s/ Carl E. Pfeiffer              Chairman of the Board                      May 31, 1994
 -------------------------------
         Carl E. Pfeiffer



      /s/ Gerald B. Haeckel              Director                                   May 31, 1994
 -------------------------------
        Gerald B. Haeckel

       /s/ Donald J. Morfee              Director                                   May 31, 1994
 -------------------------------
         Donald J. Morfee



      /s/ John D. O'Connell              Director                                   May 31, 1994
 -------------------------------
        John D. O'Connell


     /s/ Michael J. Sebastian            Director                                   May 31, 1994
 -------------------------------
       Michael J. Sebastian



       /s/ Robert L. Walker              Director                                   May 31, 1994
 -------------------------------
         Robert L. Walker



        /s/ Fred J. Broad                Director                                   May 31, 1994
 -------------------------------
          Fred J. Broad

                 The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned members of such committee, thereunto duly authorized, in the City of Houston, State of Texas, on May 31, 1994.

                                          NICHOLS-HOMESHIELD 401(K) SAVINGS PLAN
                                          FOR DAVENPORT HOURLY EMPLOYEES



                                           By       /s/ Robert C. Snyder
                                             ----------------------------------
                                                      Robert C. Snyder



                                           By     /s/ Vernon E. Oechsle
                                             ----------------------------------
                                                    Vernon E. Oechsle



                                           By       /s/ Wayne M. Rose
                                             ----------------------------------
                                                      Wayne M. Rose



                                           By      /s/ Joseph K. Peery
                                             ----------------------------------
                                                     Joseph K. Peery

                                 EXHIBIT INDEX

      Exhibit Number                           Description                             Page Number
      --------------                           -----------                             -----------
           4.1             Certificate of  Incorporation of the  Registrant, as
                           amended, filed as Exhibit 3.1 to  the Registrant's
                           Annual Report  on Form 10-K for the fiscal year
                           ended October 31, 1987, and incorporated herein  by
                           reference.

           4.2 Amended and Restated Bylaws of the Registrant, as amended through October 21, 1992, filed as Exhibit
                           3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992, and incorporated herein by reference.

           4.3 Form of Registrant's Common Stock certificate, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

           4.4             Amended and  Restated Rights  Agreement between  the
                           Registrant and Manufacturers  Hanover Trust
                           Company,  as Rights  Agent,  filed as Exhibit 1  to
                           Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

           4.5             Amended and Restated  Certificate of  Designation,
                           Preferences  and Rights  of the Registrant's Series
                           A Junior Participating Preferred Stock, filed  as
                           Exhibit 1 to  Amendment No. 1 to the  Registrant's
                           Form 8-A  dated   April 28,  1989,   and
                           incorporated   herein  by reference.

           4.6             Certificate of Designations  of the  Registrant's
                           6.88%  Cumulative Convertible Exchangeable
                           Preferred Stock, liquidation preference $250 per share, filed as Exhibit 19.1 to the Registrant's
                           Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

           4.7             Form  of Indenture  relating to  the Registrant's
                           6.88% Cumulative Subordinated   Debentures  due
                           2007  between  the  Registrant  and Chemical   Bank,
                           as   Trustee,  filed   as  Exhibit 19.2   to  the
                           Registrant's Quarterly  Report on  Form 10-Q for
                           the quarter ended April 30, 1992, and incorporated
                           herein by reference.

           4.8             Form  of Certificate  of 6.88% Cumulative
                           Convertible Exchangeable Preferred Stock, liquidation preference $250 per share, filed as
                           Exhibit 19.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

           4.9             Deposit Agreement, relating to Depositary
                           Convertible Exchangeable Preferred Shares between the Registrant and Chemical Bank, filed as Exhibit
                           19.4 to the  Registrant's Quarterly Report on Form
                           10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

           4.10            Form of Depositary Receipt for Depositary
                           Convertible  Exchangeable Preferred  Shares,  filed
                           as   Exhibit 19.6  to  the  Registrant's Quarterly
                           Report on Form 10-Q for the quarter ended April 30,
                           1992, and incorporated herein by reference.

           4.11            Note Agreement dated  July 25, 1990, among the
                           Registrant and the Purchasers listed therein, regarding to the sale of $125,000,000 of the Registrant's 10.77% Senior Notes due August 23,
                           2000, filed as Exhibit 4.1 to  the Registrant's
                           Quarterly Report on Form 10-Q for the quarter ended July 31, 1990, and incorporated herein by reference.

           4.12 Revolving Credit and Letter of Credit Agreement dated as of December 4, 1990, among the Registrant and the Banks listed therein relating to a $40,000,000 revolving credit, filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the year ended October 31, 1991, and incorporated herein by reference.

           4.13            Second  Amendment  to the  Revolving  Credit and
                           Letter of  Credit Agreement dated as of  April 15,
                           1992, filed as Exhibit 4.13 to the Registrant's
                           Registration  Statement  on  Form  S-3
                           (Registration No. 33-47282), and incorporated herein by reference.

           4.14 Third and Fourth Amendments to the Revolving Credit and Letter of Credit Agreement dated as of February
                           12, 1993, and April 1, 1993, respectively, filed as Exhibit 19 to the Registrant's Quarterly
                           Report  on  Form 10-Q for  the  quarter  ended
                           April 30, 1993, and incorporated herein by reference.

           4.15 Form of Trust Agreement between the Registrant and Fidelity Management Trust Company, amended as of January 1, 1993, July 15, 1993, February 1,
                           1994, April 1, 1994, and July 1, 1994.

           4.16            Form of Nichols-Homeshield 401(k) Savings Plan for
                           Davenport Hourly Employees, as amended.

           5.1 Copy of Internal Revenue Service determination letter that the Plan is qualified under Section
                           401 of the Internal Revenue Code of 1986, as amended.

           23.1            Consent of Deloitte & Touche.

           25.1            Power of attorney (contained on page 7 hereof).